Exhibit 10.22
THE HERSHEY COMPANY
DIRECTORS’ COMPENSATION PLAN
(Amended and Restated Effective as of January 1, 2025)

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PURPOSE
The purposes of the Directors’ Compensation Plan (“Plan”) are to provide Directors of The Hershey Company (“Company”) with payment alternatives for the retainer and fees payable for services as members of the Board of Directors (“Board”) of the Company or as a chair of any committee thereof (together, “Director Fees”), to provide Directors the opportunity to elect to receive all or a portion of the Directors Fees in Deferred Stock Units (“DSUs”), each representing an obligation of the Company to issue one share of common stock of the Company, $1.00 par value per share (“Common Stock”), and to promote the alignment of interests between such Directors and the stockholders of the Company by paying a portion of each Director’s compensation in Restricted Stock Units (“RSUs”), each RSU representing an obligation of the Company to issue one share of Common Stock. The Plan is intended to comply with Internal Revenue Code (“Code”) section 409A and official guidance issued thereunder (collectively, “Section 409A”). Notwithstanding anything herein to the contrary, this Plan shall be interpreted, operated and administered in a manner consistent with this intention.

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ELIGIBILITY

Any Director of the Company who is not an employee of the Company or any of its subsidiaries shall be eligible to participate in the Plan. Except as the context may otherwise require, references in this Plan to a “Director” shall mean only those directors of the Company who are participants in the Plan.

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PAYMENT

(1)Director Fees. A Director shall be entitled to Director Fees, in such amounts as shall be determined from time to time by the Board, for services on the Board and as a chair of any committee of the Board. Pursuant to Section 4 hereof, and in accordance with Plan rules, a Director may elect to have payment of Directors Fees made currently in cash and/or Common Stock or deferred for subsequent payment in cash or Common Stock; provided that if paid currently, fees payable for services as a chair of any committee of the Board shall be payable only in cash. Any shares of Common Stock payable under this Section 3(a) shall be paid by the issuance to the Director of a number of shares of Common Stock equal to the cash amount of the retainer and/or fees so payable divided by the Fair Market Value of one share of Common Stock, as defined in Section 12 hereof, as of the date of the payment. Any fractional share of Common Stock resulting from such payment shall be rounded to the nearest whole share. The Company shall issue share certificates to the Director for the shares of Common Stock acquired or, if requested in writing by the Director and permitted under the Company’s Automatic Dividend Reinvestment Plan, the shares acquired shall be added to the Director’s

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Exhibit 10.22
account under such plan. As of the date on which the part or whole of the retainer and/or fees is payable in shares of Common Stock, the Director shall be a stockholder of the Company with respect to such shares. Unless otherwise elected in Section 4, any remaining Director Fees shall be payable in cash.

1.Restricted Stock Units. A Director shall also be entitled to receive RSUs, in such amounts as shall be determined from time to time by the Board, for services on the Board. Unless otherwise directed by the Board, RSUs shall be awarded to each Director on the first day of January, April, July and October. The number of full and fractional RSUs so awarded shall be determined by dividing such amount by the Fair Market Value of one share of Common Stock on the date of the award.

Directors whose membership on the Board commences on a day which is not the first day of any January, April, July or October, shall be awarded a pro rata number of RSUs with respect to the quarter during which the Director joined the Board equal to the number of RSUs awarded to each Director who was a member of the Board on the first day of the applicable quarter, multiplied by a fraction, the numerator of which equals the number of days remaining in the quarter after the first day on which such Director became a member of the Board, and the denominator of which equals the total number of days in the quarter.
A Restricted Stock Unit Account shall be established on the books of the Company in the name of each Director. During the period of the Director’s membership on the Board, the Director’s Restricted Stock Unit Account shall be subject to credits, adjustment and substitution to reflect any dividend or other distribution on the outstanding Common Stock or any split or consolidation or other change affecting the Common Stock. Any such credit, adjustment or substitution shall be made in a manner similar to that set forth in Section 6(a) and 6(b) with respect to Deferred Stock Compensation Accounts. RSUs awarded (together with credits, adjustments or substitutions attributable thereto) shall vest upon the first anniversary of the day upon which such RSUs were awarded, or such other date or dates as set forth by the Board at the time of the award; provided, that the vesting of such RSUs shall be accelerated to the date of termination of the Director’s membership on the Board by reason of retirement, death or disability, or for any reason following a Change in Control (as defined in the Company’s Executive Benefits Protection Plan (Group 3A)), or such other circumstances as the Board, in its sole discretion, shall at any time determine. In the case of a Director who is also a director of Hershey Trust Company, the vesting of RSUs shall be accelerated to the date of termination of such Director’s membership on the Board in the event such Director is not renominated for election to the Board due to, as a result of, or in anticipation of, the expiration of any term limit applicable to directors of Hershey Trust Company. For purposes of this Plan, termination of a Director’s membership on the Board at anytime following the Director’s 60th birthday or following the Director’s completion of 13 years of service as a member of the Board shall be deemed a retirement. The portion of a Director’s Restricted Stock Unit Account attributable to RSUs which becomes vested in accordance with the second preceding sentence shall, unless deferred by the Director into the Director’s Deferred Stock Compensation Account pursuant to an election made under Section 4, be paid in a lump sum in accordance with Section 7(c).

If payment hereunder would result in the issuance of a fractional share of Common Stock, such fractional share shall be issued to the Director. The Company shall issue share certificates to the Director, or the Director’s designated beneficiary, for the shares of Common Stock represented by the Director’s vested RSUs, or if requested in writing by the Director and permitted under the Company’s Automatic Dividend Reinvestment Plan, the shares to be distributed shall be added to the Director’s account under such plan. As of the date on which the Director is entitled to receive payment of shares of Common Stock, a Director shall be a stockholder of the Company with respect to such shares.

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Exhibit 10.22

ELECTIONS

a.Director Fee Payment and RSU Payment Alternatives. A Director may elect any one of the following alternatives with respect to payment of Director Fees and RSUs:

i.to receive currently full payment of Director Fees in cash and/or Common Stock, as set forth in Section 3(a) above, on the date or dates on which the Director Fees are payable;

i.to defer payment of all or a portion of the Director Fees for subsequent payment in cash (a “Cash Deferral Election”);

i.to defer payment of all or a portion of the Director Fees for subsequent payment in shares of Common Stock (a “Stock Deferral Election”);

i.to defer payment of all or a portion of the RSUs for subsequent payment in shares of Common Stock (also a “Stock Deferral Election”); or

i.a combination of (2), (3) and (4).
b.General Section 409A Definitions. For purposes of this Plan, the following words shall have the meanings set forth below:
i.“Change in Control Event” means an event described in IRS regulations or other guidance under Code section 409A(a)(2)(A)(v).
ii.“Separation from Service” or “Separate from Service” means a “separation from service” within the meaning of Code section 409A(a)(2)(A)(i).

a.Filing and Effectiveness of Elections. The election by a Director to receive payment of Director Fees other than as set forth in Section 4(a)(1) on the date on which the Director Fees are otherwise payable, or to receive payment of shares of Common Stock attributable to the RSUs other than on the date on which the shares are otherwise payable, is made by filing with the Secretary of the Company, or its delegate, a Notice of Election in the form prescribed by the Company (an “Election”), including filing such Election electronically. In order to be effective for any calendar year, an Election must be received by the Secretary of the Company, or its delegate, on or before December 31 of the preceding calendar year. An Election may not be modified or terminated after the beginning of a calendar year for which it is effective.
Notwithstanding the foregoing, a Director may file a Notice of Election on or before 30 days after the Director’s initial election to the office of Director, provided that the Election shall be irrevocable and effective as of 30 days after the Director’s initial election and such Election shall apply as of the first day of the next calendar quarter for the remainder of the calendar year.

A Director must file a new Notice of Election on or before December 31 immediately preceding the next calendar year for such calendar year. If no new Notice of Election is made, then Director Fees earned or RSUs which vest at any time for which an Election is not effective shall be paid as set forth in Section 4(a)(1) on the date when the Director Fees or Section 7 on the date the

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Exhibit 10.22
shares attributable to such RSUs are otherwise payable, as applicable. Any Election shall terminate on the date a Director Separates from Service. In addition to establishing the amount of each year’s deferral, a Director may elect from the following time and form of payment alternatives:

i.Change in Control Event. Notwithstanding any provision in the Plan to the contrary, a Director may make an Election each year to have the portion of his or her Deferred Cash Compensation Account and Deferred Stock Compensation Account (collectively referred to hereafter as the “Account Balance”) related to amounts deferred under such Election (and earnings thereon) distributed in the form selected on the first business day next succeeding the 59th day following the earlier of: (x) the date of a Change in Control Event; or (y) the date of the Director’s Separation from Service; provided that with respect to his or her Elections and the portions of Account Balances related to amounts earned during a service period beginning on and after January 1, 2025, such amounts (and related earnings) will be paid as of the first business day of the second month following the month of the applicable distribution event.

i.Installment Form of Payment. Notwithstanding any provision in the Plan to the contrary, a Director may make an Election each year to have the portion of the Account Balance related to amounts deferred under such Election (and earnings thereon) distributed in annual installments over a period of up to 15 years with payments commencing on the first business day next succeeding the 59th day following the applicable payment date; provided that with respect to his or her Elections and the portions of Account Balances related to amounts earned during a service period beginning on and after January 1, 2025, such amounts (and related earnings) will be paid as of the first business day of the second month following the month of the applicable distribution event. Subsequent installment payments will be made each subsequent anniversary of the original payment date (without regard to any delay in the initial installment payment that may be required by Section 7(b)).

a.Cash Deferral Elections. Director Fees deferred pursuant to a Cash Deferral Election shall be deferred and paid as provided in Sections 5 and 7.

a.Stock Deferral Elections. Director Fees and RSUs deferred pursuant to a Stock Deferral Election shall be deferred and paid as provided in Sections 6 and 7.

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DEFERRED CASH COMPENSATION ACCOUNT

(1)General. The amount of any Director Fees deferred in accordance with a Cash Deferral Election shall be credited on the date on which such Director Fees are otherwise payable to a deferred cash compensation account maintained by the Company in the name of the Director (a “Deferred Cash Compensation Account”). A separate Deferred Cash Compensation Account shall be maintained for each calendar year for which a Director has made a Cash Deferral Election or as otherwise may be agreed between the Director and the Company.

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Exhibit 10.22
1.Adjustment for Earnings or Losses. The amount in the Director’s Deferred Cash Compensation Account shall be adjusted to reflect net earnings, gains or losses in accordance with the provisions of The Hershey Company Deferred Compensation Plan relating to Investment Credits and Investment Options. The adjustment for earnings, gains or losses shall be equal to the amount determined under (1) below as follows:

a.Deemed Investment Options. The total amount determined by multiplying the rate earned (positive or negative) by each fund available (taking into account earnings distributed and share appreciation (gains) or depreciation (losses) on the value of shares of the fund) for the applicable period by the portion of the balance in the Director’s Deferred Cash Compensation Account as of the end of each such period, respectively, which is deemed to be invested in such fund pursuant to paragraph (2) below. Subject to elimination, modification or addition by the Board, the funds available for the Director’s election of deemed investments pursuant to paragraph (2) below shall be one or more of the funds available (excluding Common Stock) under the Investment Options of The Hershey Company Deferred Compensation Plan.

a.Deemed Investment Elections.

(1)The Director shall designate, on a form prescribed by the Company, the percentage of the deferred Director Fees that are to be deemed to be invested in the available funds under paragraph (1) above. Said designation shall be effective on a date specified therein and remain in effect and apply to all subsequent deferred Director Fees until changed as provided below.
(2)A Director may elect to change, on such basis as permitted from time to time by the Board, the deemed investment election under paragraph (A) above with respect to future deferred Director Fees among one or more of the options then available by written notice to the Secretary of the Company, or its delegate, on a form prescribed by the Company (or other form of notice permitted by the Company), at such time and in such manner as permitted by the Board, with such change to be effective for Director Fees credited to the Deferred Cash Compensation Account on and after the effective date of the change.

1.A Director may elect to reallocate the balance of his or her Deferred Cash Compensation Account, subject to limitations imposed by the Board, on such basis as permitted from time to time by the Board, among the deemed investment options then available. A Director may make such an election by written notice to the Secretary of the Company, or its delegate, on a form prescribed by the Company (or other form of notice permitted by the Company), at such time and in such manner as permitted by the Board, with such transfer to be based on the value of the Deferred Cash Compensation Account on the last day preceding the effective date of the transfer election.

1.The election of deemed investments among the options provided above shall be the sole responsibility of each Director. The Company and Board members are not authorized to make any recommendation to any Director with respect to such election. Each Director assumes all risk connected with any adjustment to the value of his or her Deferred Cash Compensation Account. Neither the Board nor the Company in any way guarantees against loss or depreciation.

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Exhibit 10.22
1.All payments from the Plan shall be made pro-rata from the portion of the Director’s Deferred Cash Compensation Account which is deemed to be invested in such funds as may be available from time to time for deemed investment elections under the Plan.

1.The Company shall not be required or obligated to invest any amounts in the funds provided as deemed investment options, and such funds shall be used solely to measure investment performance. Further, the Company shall not be precluded from providing for its liabilities hereunder by investing in such funds or in any other investments deemed to be appropriate by the Board.

(1)Manner of Payment. The balance of a Director’s Deferred Cash Compensation Account will be paid to the Director or, in the event of the Director’s death, to the Director’s designated beneficiary. A Director may elect at the time of filing the Notice of Election for a Cash Deferral Election to receive payment of the Director Fees in annual installments rather than a lump sum, provided that the payment period for installment payments shall not exceed fifteen years following the applicable payment date, as described in Section 7 hereof. The amount of any installment shall be determined by multiplying (i) the balance in the Director’s Deferred Cash Compensation Account on the date of such installment by (ii) a fraction, the numerator of which is one and the denominator of which is the number of remaining unpaid installments (including the installment payment then being determined). The balance of the Deferred Cash Compensation Account shall be appropriately reduced on the date of payment to the Director to reflect the installment payment made hereunder. Amounts held pending distribution pursuant to this Section 5(c) shall continue to be credited with the earnings, gains or losses as described in Section 5(b) hereof.

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DEFERRED STOCK COMPENSATION ACCOUNT
(1)General. The amount of any Director Fees and RSUs deferred in accordance with a Stock Deferral Election shall be credited to a deferred stock compensation account maintained by the Company in the name of the Director (a “Deferred Stock Compensation Account”). A separate Deferred Stock Compensation Account shall be maintained for each calendar year for which a Director has made a Stock Deferral Election or as otherwise may be agreed between the Director and the Company. On each date on which Director Fees and/or RSUs become vested and are otherwise payable and a Stock Deferral Election applicable to such Directors Fees and/or RSUs is effective for a Director, the Director’s Deferred Stock Compensation Account for that calendar year shall be credited with a number of full and fractional Deferred Stock Units (“DSUs”) equal, in the case of Director Fees, to the cash amount of the Director Fees payable divided by the Fair Market Value of one share of Common Stock on the date on which such Director Fees are payable and, in the case of RSUs, to the number of RSUs which became vested and were otherwise payable. If a dividend or distribution is paid on the Common Stock in cash or property other than Common Stock, on the date of payment of the dividend or distribution to holders of Common Stock, each Deferred Stock Compensation Account shall be credited with a number of full and fractional DSUs equal to the number of full and fractional DSUs credited to such Account on the date fixed for determining the stockholders entitled to receive such dividend or distribution times the amount of the dividend or distribution paid per share of Common Stock divided by the Fair Market Value of one share of Common Stock on the date on which the dividend or distribution is paid, it being intended that the number of full and fractional DSUs credited as a result of the dividend or distribution shall be equal to the number of full and fractional shares that would be issued if the DSUs credited to the Account were actual shares participating in the Company’s dividend reinvestment plan. If the dividend or distribution is paid in property, the amount of the dividend or

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Exhibit 10.22
distribution shall equal the fair market value of the property on the date on which the dividend or distribution is paid. The Deferred Stock Compensation Account of a Director shall be charged on the date of distribution with any distribution of shares of Common Stock made to the Director from such Account pursuant to Section 6(c) hereof.

1.Adjustment and Substitution. The number of DSUs credited to each Deferred Stock Compensation Account shall be proportionately adjusted to reflect any dividend or other distribution on the outstanding Common Stock payable in shares of Common Stock or any split or consolidation of the outstanding shares of Common Stock. If the outstanding Common Stock shall, in whole or in part, be changed into or exchangeable for a different class or classes of securities of the Company or securities of another Company or cash or property other than Common Stock, whether through reorganization, reclassification, recapitalization, merger, consolidation or otherwise, the Board shall adopt such amendments to the Plan as it deems necessary to carry out the purposes of the Plan, including the continuing deferral of any amount of any Deferred Stock Compensation Account.

1.Manner of Payment. The balance of a Director’s Deferred Stock Compensation Account will be paid in shares of Common Stock to the Director or, in the event of the Director’s death, to the Director’s designated beneficiary. A Director may elect at the time of filing of the Notice of Election for a Stock Deferral Election to receive payment of the shares of Common Stock credited to the Director’s Deferred Stock Compensation Account in annual installments rather than a lump sum, provided that the payment period for installment payments shall not exceed fifteen years following the applicable payment date, as described in Section 7 hereof. The number of shares of Common Stock distributed in each installment shall be determined by multiplying (i) the number of DSUs credited to such Director’s Deferred Stock Compensation Account on the date of payment of such installment, by (ii) a fraction, the numerator of which is one and the denominator of which is the number of remaining unpaid installments (including the installment payment then being determined). To the extent an installment payment would result in the issuance of a fractional share of Common Stock, then (I) to the extent the Account relates to deferrals related to service prior to 2025 (and earnings thereon), the result will be rounded down to the nearest whole number of shares, and (II) to the extent the Account relates to deferrals related to service on and after January 1, 2025 (and earnings thereon), such fractional share shall not be issued and cash in lieu of such fractional share shall be paid to the Director based on the Fair Market Value of one share of Common Stock on the date of such payment.

The balance of the number of DSUs credited to such Director’s Deferred Stock Compensation Account shall be appropriately reduced in accordance with this Section 6(c) to reflect the installment payments made hereunder. DSUs remaining in a Deferred Stock Compensation Account pending distribution of shares of Common Stock pursuant to this Section 6(c) shall continue to be credited with respect to dividends or distributions paid on the Common Stock pursuant to Section 6(a) hereof and shall be subject to adjustment pursuant to Section 6(b) hereof. If a lump sum payment or the final installment payment hereunder would result in the issuance of a fractional share of Common Stock, such fractional share shall not be issued and cash in lieu of such fractional share shall be paid to the Director based on the Fair Market Value of one share of Common Stock on the date immediately preceding the date of such payment. The Company shall issue share certificates to the Director, or the Director’s designated beneficiary, for the shares of Common Stock distributed hereunder, or if requested in writing by the Director and permitted under the Company’s Automatic Dividend Reinvestment Plan, the shares to be distributed shall be added to the Director’s account under such plan. As of the date on which the

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Exhibit 10.22
Director is entitled to receive payment of shares of Common Stock, a Director shall be a stockholder of the Company with respect to such shares.

PAYMENT COMMENCEMENT DATE
(1)Payment of Account Balance Upon Separation. Unless otherwise elected by the Director under Section 4, payment of the Director’s Account Balance shall be distributed to the Director in a lump sum on the first business day next succeeding the 59th day following the date of the Director’s Separation from Service (e.g., when the Director ceases to be a member of the Board for any reason and no longer provides services to the Board or the Company); provided that with respect to his or her Elections and the portions of Account Balances related to amounts earned during a service period beginning on and after January 1, 2025, such amounts (and related earnings) will be paid as of the first business day of the second month following the month of the applicable distribution event.

1.Distribution to Key Employees. Notwithstanding any Elections or anything herein to the contrary, in the case of a Separation from Service of a Key Employee (as defined below), no payments may be made before the date which is six months after the date of the Key Employee’s Separation from Service (hereinafter called the “Waiting Period”); provided, however, in the event of the Key Employee’s death during the Waiting Period, distribution shall be made on the first business day next succeeding the 59th day following the date of the Key Employee’s death (provided that with respect to his or her Elections and the portions of Account Balances related to amounts earned during a service period beginning on and after January 1, 2025 (and related earnings thereon), distribution shall be made as of the first business day of the second month following the month of the Key Employee’s death). Any payments that would otherwise be made during the Waiting Period shall be accumulated and paid in the first month following the Waiting Period, and thereafter, made in accordance with the Director’s Election, if any, in Section 4. During the Waiting Period, a Key Employee’s Account Balance will continue to accrue investment credits in accordance with Section 5. For purposes of this Section 7(b), “Key Employee” means a “specified employee” under Section 409A(a)(2)(B)(i) (i.e., a key employee (as defined under Code section 416(i) (without regard to paragraph (5) thereof)) of a corporation any stock in which is publicly traded on an established securities market or otherwise) and applicable Treasury regulations and other guidance under Section 409A. Key Employees shall be determined in accordance with Section 409A and pursuant to the methodology established by the Company.

1.Payment of RSUs. Payment of shares of Common Stock attributable to a Director’s Restricted Stock Unit Account which become vested on or prior to the Director’s Separation from Service and for which the Director has not made an effective Stock Deferral Election shall be paid in a lump sum on the earlier of: (1) the date of the Director’s Separation from Service; or (2) the first anniversary of the date of grant. In the event of payment upon the Director’s Separation from Service, the vested portion of the RSUs shall be paid to the Director, subject to Section 7(b), on the first business day next succeeding the 59th day following the date of such event; provided that with respect to his or her Elections and the portions of Account Balances related to amounts earned during a service period beginning on and after January 1, 2025 (and related earnings thereon), such amounts will be paid, subject to Section 7(b), as of the first business day of the second month following the month of the applicable distribution event. Otherwise, payments upon the first anniversary of the

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Exhibit 10.22
date of grant shall be paid as soon as practicable and within the period permitted under Section 409A.

1.Effect of Taxation. If a portion of the Director’s Account Balance is includible in income under Section 409A, such portion shall be distributed immediately to the Director.

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DEATH BENEFITS; BENEFICIARY DESIGNATION

A Director may designate, in the Beneficiary Designation form prescribed by the Company, any person to whom a lump sum payment of cash or shares of Common Stock shall be paid on the first business day next succeeding the 59th day following the date of the Director's death if he or she dies before receiving payment of any or all amounts due hereunder; provided that with respect to the portions of Account Balances related to amounts earned during a service period beginning on and after January 1, 2025, such amounts (and related earnings thereon) will be paid as of the first business day of the second month following the month of the applicable distribution event.

A beneficiary designation will be effective only after the signed beneficiary designation form is filed with the Secretary of the Company, or its delegate, while the Director is alive and will cancel all beneficiary designations signed and filed earlier. If the Director fails to designate a beneficiary, or if all designated beneficiaries of the Director die before the Director or before complete payment of any or all amounts due hereunder, any remaining unpaid amounts shall be paid on the first business day next succeeding the 59th day following the date of the Director's death in one lump sum payment to the estate of the last to die of the Director or the Director’s designated beneficiaries, if any; provided that with respect to the portions of Account Balances related to amounts earned during a service period beginning on and after January 1, 2025, such amounts (and related earnings thereon) will be paid as of the first business day of the second month following the month of the applicable distribution event.

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NON-ALIENABILITY OF BENEFITS

Neither the Director nor any beneficiary designated by the Director shall have the right to, directly or indirectly, alienate, assign, transfer, pledge, anticipate or encumber (except by reason of death) any amount that is or may be payable hereunder, nor shall any such amount be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Director or the Director’s designated beneficiary or to the debts, contracts, liabilities, engagements, or torts of any Director or designated beneficiary, or transfer by operation of law in the event of bankruptcy or insolvency of the Director or any beneficiary, or any legal process.

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NATURE OF ACCOUNTS
Any Restricted Stock Unit Account, Deferred Cash Compensation Account or Deferred Stock Compensation Account shall be established and maintained only on the books and records of

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Exhibit 10.22
the Company, and no assets or funds of the Company or the Plan or shares of Common Stock of the Company shall be removed from the claims of the Company’s general or judgment creditors or otherwise made available until such amounts are actually payable to Directors or their designated beneficiaries as provided herein. The Plan constitutes a mere promise by the Company to make payments in the future. The Directors and their designated beneficiaries shall have the status of, and their rights to receive a payment of cash or shares of Common Stock under the Plan shall be no greater than the rights of, general unsecured creditors of the Company. No person shall be entitled to any voting rights with respect to shares credited to any RSU or Deferred Stock Compensation Account which is not yet payable to a Director or the Director’s designated beneficiary. The Company shall not be obligated under any circumstance to fund its financial obligations under the Plan, and the Plan is intended to constitute an unfunded plan for tax purposes. However, the Company may, in its discretion, set aside funds in a trust or other vehicle, subject to the claims of its creditors, in order to assist it in meeting its obligations under the Plan, if such arrangement will not cause the Plan to be considered a funded deferred compensation plan under the Code.

ADMINISTRATION OF PLAN; HARDSHIP WITHDRAWAL

Full power and authority to construe, interpret, and administer the Plan shall be vested in the Board. Decisions of the Board shall be final, conclusive, and binding upon all parties.

Notwithstanding the terms of a Cash Deferral Election or a Stock Deferral Election made by a Director hereunder, the Board may, in its sole discretion, permit the withdrawal of amounts credited to a Deferred Cash Compensation Account or shares credited to a Deferred Stock Compensation Account with respect to Director Fees previously payable, or permit the early vesting and payment of RSUs previously awarded, upon the request of a Director or the Director’s representative, if the Board determines that the Director is confronted with an “unforeseeable emergency,” as described in Code section 409A(a)(2)(A)(vi). An unforeseeable emergency is a severe financial hardship to the Director resulting from illness or accident of the Director, the Director’s spouse, beneficiary or dependent, loss of the Director’s property due to casualty or similar extraordinary and unforeseeable circumstances beyond the Director’s control, which hardship cannot be relieved through insurance, cessation of deferrals under the Plan or liquidation of assets that would not cause a severe financial hardship. Cash needs arising from foreseeable events, such as the purchase or building of a house or education expenses, will not be considered to be the result of an unforeseeable financial emergency. The Director shall provide to the Board such evidence as the Board, in its discretion, may require to demonstrate that such emergency exists and financial hardship would occur if the withdrawal were not permitted. The withdrawal shall be limited to the amount or to the number of shares, as the case may be, necessary to meet the emergency. Payment shall be made within 30 days after the Board approves the payment and determines the amount of the payment or number of shares which shall be withdrawn. In the case of a distribution as a result of an unforeseeable emergency from the Deferred Cash Compensation Account or Deferred Stock Compensation Account, payment shall be made in a single lump sum from the portion of the Deferred Cash Compensation Account or Deferred Stock Compensation Account, as applicable, with the largest number and in reverse order of installment payments, in each case in accordance with Section 5(b)(2)(E) if the distribution is from the Deferred Cash Compensation Account. No Director shall participate in any decision of the Board regarding such Director’s request for a withdrawal under this Section 11.

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Exhibit 10.22

FAIR MARKET VALUE

The Fair Market Value of the Common Stock (“Fair Market Value”) on a single date shall be the closing price of the Common Stock on the applicable date (or if not a trading date, the next following trading date). The closing price of the Common Stock for a single date shall be as reported in the New York Stock Exchange Composite Transactions Report (or in such other reliable publication as the Board or its delegate, in its discretion, may determine to rely upon).

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SECURITIES LAWS; ISSUANCE OF SHARES; NONCERTIFICATED SHARES

The obligation of the Company to issue or credit shares of Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Company, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Common Stock shares may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect. If, on the date on which any shares of Common Stock would be issued sufficient shares of Common Stock are not available under the Plan or the Company is not obligated to issue shares pursuant to this Section 13, then no shares of Common Stock shall be issued but rather, in the case of Common Stock to be issued currently, cash shall be paid in payment of the Director Fees payable. The Board shall adopt appropriate rules and regulations to carry out the intent of the immediately preceding sentence if the need for such rules and regulations arises. To the extent the Plan provides for issuance of share certificates to reflect the transfer of shares of Common Stock, the transfer of such shares may be effected on a noncertificated or “book-entry” basis.

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GOVERNING LAW
The provisions of this Plan shall be interpreted and construed in accordance with the laws of the State of Delaware.

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EFFECTIVE DATE; AMENDMENT AND TERMINATION

The Plan was adopted by the Board on December 4, 1996, and became effective as of January 1, 1997. The Plan was previously amended and restated effective October 2, 2001, December 3, 2002, June 14, 2007, November 11, 2007, December 4, 2007, February 13, 2008, and December 2, 2008. The Plan, as amended and restated herein, shall be effective as of January 1, 2025. The Board may amend or terminate the Plan at any time, provided that no such amendment or termination shall adversely affect rights with respect to amounts or shares then credited to any Deferred Cash Compensation Account or Deferred Stock Compensation Account, unless the Board determines, in its sole discretion, that all such amounts shall be distributed upon Plan termination in accordance with the requirements under Section 409A. Upon termination of the Plan, no further deferrals of Director Fees or RSUs shall be permitted; however, earnings, gains and losses shall continue to be credited to the Account Balance in accordance with Section 5 until such amounts are fully distributed.

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Exhibit 10.22

AUTHORIZED SHARES; DESIGNATION AS AWARD UNDER EQUITY AND INCENTIVE COMPENSATION PLAN

Shares issued hereunder with respect to RSUs and DSUs credited prior to April 17, 2007 shall be deemed issued as part of the aggregate of 300,000 (reflecting prior stock splits and stock dividends and as shall be adjusted and subject to adjustment to reflect future stock splits and stock dividends) shares of Common Stock previously authorized for issuance hereunder. Effective as of April 17, 2007, the crediting of RSUs and the ability to make elections to receive Directors Fees in shares of Common Stock or to defer payment of Directors Fees and RSUs and have such fees and/or RSUs credited as DSUs shall constitute a non-employee directors award under The Hershey Company Equity and Incentive Compensation Plan (the “EICP”). This Plan and the related Notice of Election and other documents contemplated hereunder shall constitute the award agreement for purposes of the EICP and shares of Common Stock issued with respect to such RSUs, Directors Fees or DSUs shall be deemed issued from the shares authorized for issuance under the EICP.

THE HERSHEY COMPANY

By:	/s/ James Turoff
James Turoff Senior Vice President, General Counsel and Secretary

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